
Zone Claim
T35N R68E
section 8
Elko Co. NV.
T 36 N
T 35 N
JEEP
TRAIL
6
5
18
17
Borrow Pits
Borrow Pit
BM 5927
BM 5926
BM 5959
BM 5838
Silver Zone Pass
Silver Zone
PACIFIC
WESTERN
AQUEDUCT
DEPRESSION
Borrow Pit
5810
5873
5760
N